                                    OFFER OF
                            TYCO ACQUISITION CORP. X
                                  TO EXCHANGE
                                 COMMON SHARES
                                       OF
                            TYCO INTERNATIONAL LTD.
                            HAVING A VALUE OF $7.50
                  (DETERMINED AS DESCRIBED IN THE PROSPECTUS)
                                      FOR
                             EACH OUTSTANDING SHARE
                                OF COMMON STOCK
                      (INCLUDING THE ASSOCIATED RIGHTS TO
                           PURCHASE PREFERRED STOCK)
                                       OF
                                INNERDYNE, INC.

               PURSUANT TO THE PROSPECTUS DATED OCTOBER 18, 2000

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 14, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                October 18, 2000

    To Our Clients:

    Enclosed for your consideration are the Prospectus, dated October 18, 2000 (the "Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Tyco Acquisition Corp. X ("Tyco Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Tyco International Ltd. ("Tyco"), a Bermuda company, to exchange a fraction of a Tyco common share, par value $0.20 per share (the "Tyco Common Shares"), having a value of $7.50 (determined as described in the Prospectus) for each outstanding share of common stock, par value $0.01 per share (together with the associated rights to purchase preferred stock, the "InnerDyne Shares"), of InnerDyne, Inc. ("InnerDyne"), a Delaware corporation. The Offer is being made in connection with the Agreement and Plan of Merger dated as of October 3, 2000 (the "Merger Agreement") among Tyco Acquisition, VLMS, Inc., a Delaware corporation and a wholly-owned subsidiary of Tyco Acquisition ("Merger Sub"), and InnerDyne, and guaranteed by Tyco. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Merger Sub will be merged with and into InnerDyne (the "Merger"), with InnerDyne surviving the Merger as a wholly-owned subsidiary of Tyco Acquisition.

    WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF INNERDYNE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH INNERDYNE SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER INNERDYNE SHARES HELD BY US FOR YOUR ACCOUNT.
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    We request instructions as to whether you wish us to tender any or all of the InnerDyne Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

    1. The consideration per InnerDyne Share is a fraction of a Tyco Common Share having a value of $7.50 (determined as described in the Prospectus).

    2. The Offer is being made for all outstanding InnerDyne Shares.

    3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, November 14, 2000, unless the Offer is extended.

    4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of InnerDyne Shares which represent at least a majority of the total issued and outstanding InnerDyne Shares on a fully diluted basis, and (2) the expiration or termination of any and all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar statutes or regulations of foreign jurisdiction, if any are applicable to the Offer. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail.

    5. The InnerDyne board of directors (1) has determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the InnerDyne stockholders, (2) has approved the Merger, the Offer and the Merger Agreement, and (3) recommends that InnerDyne's stockholders accept the Offer and tender their InnerDyne Shares pursuant thereto and approve and adopt the Merger Agreement.

    6. Cash will be paid in lieu of any fractional Tyco Common Share to which a stockholder would be entitled. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of any cash payment to such stockholder or other payee pursuant to the Offer.

    The Offer is made solely by the Prospectus and the related Letter of Transmittal and any supplements and amendments thereto. Except as disclosed in the Prospectus, Tyco Acquisition is not aware of any state in which the making of the Offer or the acceptance of InnerDyne Shares pursuant to the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Tyco Acquisition becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of InnerDyne Shares pursuant to the Offer, Tyco Acquisition will make a good faith effort to comply with any such state statute. If, after such good faith effort, Tyco Acquisition cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of InnerDyne Shares residing in any such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Tyco Acquisition by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your InnerDyne Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your InnerDyne Shares, all your InnerDyne Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

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
                     INSTRUCTIONS WITH RESPECT TO THE OFFER
                                       OF

                            TYCO ACQUISITION CORP. X
                                  TO EXCHANGE
                                 COMMON SHARES
                                       OF
                            TYCO INTERNATIONAL LTD.
                            HAVING A VALUE OF $7.50
                  (DETERMINED AS DESCRIBED IN THE PROSPECTUS)
                                      FOR
                             EACH OUTSTANDING SHARE
                                OF COMMON STOCK
                      (INCLUDING THE ASSOCIATED RIGHTS TO
                           PURCHASE PREFERRED STOCK)
                                       OF
                                INNERDYNE, INC.

               PURSUANT TO THE PROSPECTUS DATED OCTOBER 18, 2000

    The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated October 18, 2000 (the "Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Tyco Acquisition Corp. X "Tyco Acquisition", a Delaware corporation and wholly-owned subsidiary of Tyco International Ltd. ("Tyco"), a Bermuda company, to exchange a fraction of a common share of Tyco, par value $0.20 per share, having a value of $7.50 (determined as described in the Prospectus) for each outstanding share of common stock, par value $0.01 per share (together with the associated rights to purchase preferred stock, the "InnerDyne Shares"), of InnerDyne, Inc., a Delaware corporation.

    This will instruct you to tender the number of InnerDyne Shares indicated below (or if no number is indicated below, all InnerDyne Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

    Account Number:___________________________________  Dated:____________, 2000

    Number of InnerDyne Shares to be Tendered*:_________________________________

    Sign here:__________________________________________________________________

    Name (please print):________________________________________________________

    Address:____________________________________________________________________

    Area Code and Telephone Number: (  ) _______________________________________

    Tax Identification or Social Security Number(s):____________________________

* Unless otherwise indicated, it will be assumed that all InnerDyne Shares held by us for your account are to be tendered.

     PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

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